EXHIBIT 16.1

                     [Letterhead of Deloitte & Touche LLP]

October 7, 1996

Office of Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of DI Industries Inc. dated October 2, 1996.

Yours truly,

/s/ DELOITTE & TOUCHE LLP
    Deloitte & Touche LLP